Exhibit 10.6

FIRST AMENDMENT

TO THE

GENWORTH FINANCIAL, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT to the Genworth Financial, Inc. Supplemental Executive Retirement Plan (as amended and restated April 1, 2012) (the “Plan”) is adopted by Genworth Financial, Inc. (the “Company”), effective as of the dates indicated below.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan as such Plan is currently in effect; and

WHEREAS, Section 9.1 of the Plan authorizes the Company, through its Benefits Committee (the “Committee”) to amend the Plan at any time;

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

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1.

Effective as of April 1, 2013, Section 3.1 (“Vesting”) is amended to add the following paragraphs at the end of the current Section 3.1:

“If the Committee or MDCC determines in accordance with this Section 3.1 to accelerate the vesting of any benefit under the Plan, any such accelerated vesting will be subject to such additional conditions and restrictions as the Committee or MDCC may require, including the requirement that a Participant execute a release of claims (“Release”) (the form of which shall be approved by the Committee) in consideration for the accelerated vesting. In the event that a Release is required, such Release must be executed, and any time for consideration or revocation of the Release (the “Consideration Period”) must have expired within the time specified by the Committee or else any accelerated vesting or any other benefit contingent upon such Release shall be forfeited.

If a payment under the Plan, in accordance with Section IV becomes payable during the Consideration Period for a Release and if such Consideration period begins in one calendar year and extends into the subsequent calendar year, then any payment of benefits under the Plan will be delayed until the end of such Consideration Period or, if earlier, until after the start of the subsequent calendar year.”

2.

Effective as of April 1, 2013, Section 3.2(c)(i) is amended by replacing it as follows:

Vested benefits determined as of the Executive’s separation from service under the Retirement Account Feature of the Qualified Plan (including Supplemental Contributions and Supplemental Contributions—Transition accounts determined as of the Executive’s separation from service date plus accrued Supplemental Contributions and Supplemental Contributions—Transition on eligible pay earned from the year prior to the Executive’s separation from service date, but not yet contributed to the Qualified Plan or, if applicable, accrued Supplemental Contributions and Supplemental Contributions—Transition on eligible pay, reasonably expected to be received by the Employee subsequent to separation from service), if any, converted to an annual annuity using a 5 Year Certain and Life Annuity form. For Participants who lose Executive status, vested benefits from the Retirement Account Feature of the Qualified Plan means the Participant’s account balance on the date of the loss of Executive status plus accrued Supplemental Contributions and Supplemental Contributions—Transition on year-to-date eligible pay earned up to the pay period prior to the date of loss of Executive status. The annuity offset shall be determined using the 1994 Group Annuity Mortality Table (Unisex) found in IRS Revenue Ruling 2001-62 and the Moody’s Aa interest rate adjusted each May 1 and November 1;

3.

Effective as of April 1, 2013, Section 4.1 (“Commencement of Benefits”) is amended by adding the following:

“If a payment under the Plan becomes payable during a Consideration Period for a Release, as described in Section 3.1, the timing of such payment shall be governed by the provisions set forth in Section 3.1.”

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This Amendment shall be effective as of the dates indicated above. Except as amended herein, the Plan shall continue in full force and effect.

To record the adoption of the Amendment as set forth above, the Committee has caused this document to be signed on the _4 day of April     2013.

By:	/s/ Eric Gee
For the Benefits Committee